UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 30, 2013

AMC ENTERTAINMENT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8747	43-1304369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

920 Main Street, Kansas City, Missouri 64105
 (Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (816) 221-4000

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On April 30, 2013, AMC Entertainment Inc. (the “Company”) entered into a credit agreement governing its new senior secured credit facility with Citicorp North America, Inc. and the lenders named therein, consisting of a $775.0 million term loan facility and a $150.0 million revolving credit facility, to refinance and terminate its credit agreement, dated January 26, 2006, with Citicorp North America, Inc., Banco Nacional De Mexico, S.A., Integrante del Grupo Financiero Banamex and the lenders named therein (as amended, the “Existing Credit Facility”).  The proceeds of the new senior secured credit facility were used to repay amounts outstanding under the Existing Credit Facility and to pay related fees and expenses.

The new senior secured credit facility is provided by a syndicate of banks and other financial institutions and will provide financing of up to $925.0 million, consisting of a $775.0 million term loan facility with a maturity of seven years and a $150.0 million revolving credit facility with a maturity of five years.  The new senior secured credit facility will include borrowing capacity available for letters of credit and for swingline borrowings on same-day notice under the revolving credit facility as well as the ability to incur incremental term loans and other indebtedness that would be secured on a pari passu basis with the new senior secured credit facility.  The incremental facilities are uncommitted at this time.

Borrowings under the new senior secured credit facility bear interest at a rate equal to an applicable margin plus, at the Company’s option, either a base rate (subject to a 1.75% floor) or LIBOR (subject to a 0.75% floor).  The initial applicable margin for borrowings under the revolving credit facility is 1.50% with respect to base rate borrowings and 2.50% with respect to LIBOR borrowings, and the initial applicable margin for borrowings under the term loan facility is 1.75% with respect to base rate borrowings and 2.75% with respect to LIBOR borrowings. The applicable margin for such borrowings may be reduced, subject to the Company attaining certain leverage ratios.  In addition to paying interest on outstanding principal under the new senior secured credit facility, the Company is required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder at a rate equal to 0.50%.  The Company will also pay customary letter of credit fees.  The Company may voluntarily repay outstanding loans under the new senior secured credit facility at any time without premium or penalty, other than customary ‘‘breakage’’ costs with respect to LIBOR loans, except that if any prepayment is made within six months of the original closing date in connection with a repricing of the term loans, such repayment shall be subject to a 1.00% premium.

All obligations under the new senior secured credit facility are guaranteed by substantially all of the Company’s wholly-owned domestic subsidiaries.  All obligations under the new senior secured credit facility, and the guarantees of those obligations (as well as certain cash management obligations and interest rate hedging or other swap agreements), are secured by substantially all of the Company’s personal property and by mortgages on the Company’s material owned real property as well as those assets of each subsidiary guarantor.

The new senior secured credit facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability, and the ability of the Company’s subsidiaries, to: sell assets; incur additional indebtedness; prepay other indebtedness; pay dividends and distributions or repurchase our capital stock; create liens on assets; make investments; make certain acquisitions; engage in mergers or consolidations; engage in certain transactions with affiliates; amend certain charter documents and material agreements governing subordinated indebtedness; change the business conducted by it and its subsidiaries; and enter into agreements that restrict dividends from subsidiaries.

In addition, the new senior secured credit facility requires the Company, commencing with the fiscal quarter ended June 30, 2013, to maintain a maximum net senior secured leverage ratio as long as the commitments under the revolving credit facility remain outstanding.  The new senior secured credit facility also contains certain customary affirmative covenants and events of default.

Certain of the lenders under the new senior secured credit facility and their affiliates have from time to time provided investment banking, commercial banking and other financial services to the

Company or its affiliates, including as lenders under the Existing Credit Facility, for which they received customary fees and commissions. The lenders may also provide these services to the Company or its affiliates from time to time in the future.

The foregoing summary is qualified in its entirety by reference to the credit agreement, guaranty and pledge and security agreement relating to the new senior secured credit facility, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Form 8-K and incorporated by reference into this Item 1.01.

Item 1.02     Termination of a Material Definitive Agreement

In connection with the execution of the credit agreement governing the new senior secured credit facility described in Item 1.01 above, the Existing Credit Facility was terminated effective April 30, 2013 and all amounts outstanding under that agreement were paid in full.

The information set forth in the penultimate paragraph of Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above, other than the penultimate paragraph thereof, is incorporated by reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits.

10.1
Credit Agreement, dated as of April 30, 2013, by and among AMC Entertainment Inc., the lenders and the issuers party thereto, Citicorp North America, Inc., as agent, and the other agents and arrangers party thereto.

10.2	Guaranty, dated as of April 30, 2013, by AMC Entertainment Inc. and each of the other Guarantors party thereto in favor of the Guaranteed Parties named therein.

10.3
Pledge and Security Agreement, dated as of April 30, 2013, by AMC Entertainment Inc. and each of the other Grantors party thereto in favor of Citicorp North America, Inc., as agent for the Secured Parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date: May 3, 2013	By:	/s/ Craig R. Ramsey
Craig R. Ramsey
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1
Credit Agreement, dated as of April 30, 2013, by and among AMC Entertainment Inc., the lenders and the issuers party thereto, Citicorp North America, Inc., as agent, and the other agents and arrangers party thereto.

10.2	Guaranty, dated as of April 30, 2013, by AMC Entertainment Inc. and each of the other Guarantors party thereto in favor of the Guaranteed Parties named therein.

10.3
Pledge and Security Agreement, dated as of April 30, 2013, by AMC Entertainment Inc. and each of the other Grantors party thereto in favor of Citicorp North America, Inc., as agent for the Secured Parties.